Exhibit 99.1

UNIFY AND AXS-ONE ANNOUNCE REGISTRATION STATEMENT ON
FORM S-4 DECLARED EFFECTIVE BY THE SEC

ROSEVILLE, Calif., and RUTHERFORD, N.J., May 21, 2009 – Unify Corp. (NASDAQ: UNFY) and AXS-One Inc. (OTCBB: AXSO) today announced that on May 14, 2009, Unify’s Registration Statement on Form S-4, relating to the previously announced proposed acquisition of AXS-One, was declared effective by the United States Securities and Exchange Commission.

The companies also announced the dates of their respective special meetings of stockholders regarding the proposed merger. Unify has set the date of its special meeting of its stockholders for Tuesday, June 30, 2009 at 9:00 a.m. Pacific Time. Unify stockholders will consider a proposal to approve the issuance of shares of Unify common stock and warrants to purchase shares of Unify common stock in connection with the proposed transaction. AXS-One will hold its special meeting of its stockholders on Tuesday, June 30, 2009 at 9:00 a.m. Eastern Time. AXS-One stockholders will consider a proposal to adopt the Agreement and Plan of Merger dated April 16, 2009, by and among AXS-One, Unify and a wholly-owned subsidiary of Unify, and also to adopt a proposal allowing for an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Agreement and Plan of Merger.

The boards of directors of Unify and AXS-One have set the close of business on May 15, 2009 as the record date for determining stockholders who will be entitled to receive notice of, and vote at, the special meetings. Unify and AXS-One expect to begin mailing the joint proxy statement and prospectus to their respective stockholders on or about May 27, 2009.

The parties currently expect closing of the merger to occur promptly following the satisfaction of all the conditions to closing contained in the merger agreement, including the receipt of approval of both Unify’s and AXS-One’s stockholders on June 30, 2009.

About Unify
Unify (NASDAQ: UNFY) is a global provider of application development, data management and migration solutions that enable organizations to cost-effectively deliver modern, data-rich applications and databases. The company’s software and services modernize and maximize the development, deployment and performance of business-critical applications and data, while providing a measurable return on investment. Unify is headquartered in Roseville, Calif., with offices in London, Munich, Calgary, Paris, and Sydney. Visit www.unify.com or email info@unify.com.

About AXS-One Inc.
AXS-One (OTC BB: AXSO) is a leading provider of high performance Records Compliance Management software solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach-Bliley. AXS-One's award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, N.J., AXS-One has offices worldwide including the United States, Australia, Singapore and the United Kingdom. For further information, visit the AXS-One Web site at http://www.axsone.com.

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Important Information

This communication is being made in respect of the proposed transaction involving Unify and AXS-One. In connection with the proposed transaction, Unify has filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Unify and AXS-One. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Unify through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (and other documents filed with the SEC from Unify by directing a request to Unify Corp., ATTN: Investor Relations, 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661, or going to Unify’s corporate website at www.unify.com.

Unify and AXS-One, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Unify’s directors and executive officers is contained in its Annual Report on Form 10-K filed with the SEC on July 1, 2008. Information regarding AXS-One’s directors and executive officers is contained in its Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on April 30, 2009. Additional information regarding the interests of such potential participants is included in the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC.

Forward Looking Statements

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of Unify or AXS-One. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in Unify’s and AXS-One’s respective filings with the Securities and Exchange Commission, including each company’s most recent Form 10-K and subsequent filings with the SEC.

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